 FOR IMMEDIATE RELEASE

Hughes Communications, Inc. Announces Record Second Quarter 2008 Results

 Revenues Increase 13% over Second Quarter 2007 to $266 million
Adjusted EBITDA Increases 22% to $38 million
Consumer Gross Adds Increase 21%, Net Adds 32%
 New Order Bookings Increase 51% to $333 million

Germantown, Md., August 6, 2008—Hughes Communications, Inc. (NASDAQ: HUGH) (“Hughes”), the global leader in broadband satellite network solutions and services, today announced financial results for the quarter ended June 30, 2008. Hughes' consolidated operations are classified into four reportable segments: North America VSAT; International VSAT; Telecom Systems; and Corporate and Other. The North America VSAT, International VSAT, and Telecom Systems segments represent all the operations of Hughes Network Systems, LLC (“HNS”), Hughes’ principal operating subsidiary.

“Hughes had an outstanding quarter, setting new records for second quarter revenue, adjusted EBITDA, and new orders,” said Pradman Kaul, president and chief executive officer of Hughes. “Revenues increased by 13% over the second quarter of 2007 to $266 million. The key contributors to revenue growth were our Consumer business and the International VSAT segment. New consumer activations increased by a strong 21% and net consumer adds by an even stronger 32% in the second quarter of 2008 over the second quarter of 2007. Churn in the second quarter was 2.3%, the same as in the second quarter of 2007. ARPU increased to $66 in the second quarter of 2008 from $62 in the second quarter of 2007. The overall effect of these was that consumer services revenue increased to $80 million in the second quarter of 2008, a strong 23% growth  over the second quarter of 2007.”

“Revenue in the International VSAT segment grew by a strong 43% over the second quarter of 2007 to $65 million, driven primarily by our European service subsidiary and international equipment exports from the U.S. For the second quarter of 2008, adjusted EBITDA* was an impressive $38 million for a growth of 22% over the second quarter of 2007.”

Kaul continued, “We also set a second quarter record for new orders by booking new orders of $333 million in the second quarter of 2008, including significant orders from BP, Blockbuster, Social Security Administration, and American General Finance in our North America enterprise business. Our International enterprise business received significant orders from the African Development Bank, Micro Tech, PT Abhimata, UNIP, Telemar Brazil, the Spanish lottery service provider STL, Telefonica, and Afsat. Our mobile satellite business was awarded a significant order for over $100 million by Globalstar.”

For the six month period ended June 30, 2008, revenues increased to $503 million for a growth of 10% and adjusted EBITDA increased to $67 million for a growth of 19% over the six months ended June 30, 2007. We booked new orders of $619 million during the six month period ended June 30, 2008, an increase of 25% over the six month period ended June 30, 2007. This has resulted in an all-time high, non-consumer order backlog of $869 million as of June 30, 2008, a 35% growth over the backlog at June 30, 2007.

* Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. EBITDA is defined as earnings (losses) before interest, income taxes, depreciation, amortization, and equity incentive compensation. See “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures.”

Set forth below are tables highlighting certain of our results for the three and six months ended June 30, 2008 and June 30, 2007:

Hughes Communications, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2008	2007	2008	2007
Revenue
North America VSAT	$161,241	$150,775	$318,031	$302,340
International VSAT	65,469	45,921	110,065	89,417
Telecom Systems	38,780	37,413	74,414	65,083
Corporate and Other	152	249	292	400
Total	$265,642	$234,358	$502,802	$457,240

Operating income
North America VSAT	$3,271	$10,619	$8,293	$19,120
International VSAT	7,267	4,780	7,700	5,738
Telecom Systems	6,611	4,844	11,200	8,385
Corporate and Other	(1,086)	(1,210)	(1,824)	(2,654)
Total	$16,063	$19,033	$25,369	$30,589

Net income	$1,827	$9,632	$2,483	$12,572

Adjusted net income*	$3,927	$10,637	$14,174	$14,594

EBITDA*	$36,852	$30,766	$57,774	$55,146

Adjusted EBITDA*	$37,562	$30,826	$67,004	$56,383

New Orders	$332,541	$219,523	$618,946	$496,882

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2008	2007	2008	2007
Revenue
North America VSAT	$161,241	$150,775	$318,031	$302,340
International VSAT	65,469	45,921	110,065	89,417
Telecom Systems	38,780	37,413	74,414	65,083
Total	$265,490	$234,109	$502,510	$456,840

Operating income
North America VSAT	$3,271	$10,619	$8,293	$19,120
International VSAT	7,267	4,780	7,700	5,738
Telecom Systems	6,611	4,844	11,200	8,385
Total	$17,149	$20,243	$27,193	$33,243

Net income	$2,634	$11,178	$4,092	$15,486

EBITDA*	$37,818	$31,921	$59,492	$57,335

Adjusted EBITDA*	$38,528	$31,981	$68,722	$58,572

New Orders	$332,389	$219,274	$618,654	$496,483

*	For the definitions of Adjusted Net Income, EBITDA, and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Selected Highlights

•
Hughes announced on May 21, 2008 that the public offering of 2,239,600 shares of its common stock priced at $50 per share. In the offering, Hughes sold 2,000,000 shares and certain selling stockholders, including members of its senior management, sold a total of 239,600 shares. Hughes intends to use the net proceeds from the sale of its shares for the acquisition of a satellite or general corporate purposes.

•
HNS announced that it has increased the speeds of three of its popular HughesNet® consumer service plans—Home, Pro, and ProPlus, giving new subscribers an even faster broadband connection at the same low prices. The Home plan now features download speeds of up to 1 Mbps. The Pro and ProPlus plans feature download speeds of up to 1.2 and 1.6 Mbps, respectively.

•
HNS announced the availability of the fastest consumer broadband satellite Internet access plans ever offered. The new service plans, Elite, ElitePlus, and ElitePremium, give rural Americans access to speeds more comparable with terrestrial broadband services utilizing affordable consumer equipment. The Elite plan features download speeds of up to 2Mbps, ElitePlus features download speeds of up to 3Mbps and ElitePremium features download speeds of up to 5Mbps.

•
HNS signed an agreement with Globalstar, Inc. (NASDAQ: GSAT) under which Hughes will design, manufacture and implement the next-generation Radio Access Network (RAN) comprising gateway equipment initially at Globalstar's locations worldwide with an option to expand to 30 locations, and will design, manufacture, and deliver satellite air interface chips to be a part of the User Terminal Subsystem (UTS). The initial contract is valued at $100.8 million.

•
HNS announced that Sistemas Técnicos de Loterías del Estado (STL) has awarded Hughes Networks Systems Ltd., a wholly owned subsidiary of HNS located in the UK, a contract to provide a geographically redundant HN System Network Operations Center (NOC), 2800 HN7700S broadband satellite routers, and support/maintenance services for five years. STL provides information technology and telecommunications services to the Entidad Público Empresarial Loterías y Apuestas del Estado Español (LAE), the Spanish state lottery authority.

•
HNS was selected as prime contractor by the Social Security Administration (SSA) to provide operational support services for its interactive video training network and has received an initial task order for $4 million. The SSA has the option to extend the work for four additional years. If the SSA exercises this option and the option to procure the necessary equipment, this contract could be worth over $40 million in the next five years.

•
Hughes Communications India, Ltd. (HCIL), a subsidiary of Hughes, signed an agreement with SAHAJ SREI e-Village Limited to supply 17,000 VSATs to be installed at rural kiosks across multiple states in India. HCIL will provide the VSAT equipment enabling G2C (government to consumer) services and other services such as Internet access and interactive and online education. SREI Sahaja e-Village LTD, a subsidiary of SREI Infrastructure Finance Limited, is focused on bridging the digital divide between rural and urban India, under the National E-Governance Plan of the Government of India. With this order, the number of kiosks installed and orders in backlog is approximately 30,000.

•
America's Emergency Network, Inc. (AEN), a wholly owned subsidiary of Brampton Crest International, Inc. (OTCBB: BRCI), announced that it has entered into an agreement with HNS under which HNS will provide the broadband satellite backbone of AEN's pioneering satellite-video-Internet emergency communications network using HughesNet service, powered by our SPACEWAY™ 3 satellite system.

•
Automotive Broadcasting Network™ (ABN), a private auto retailing television network, selected the HughesNet Managed Digital Media Service to distribute video content to automotive dealerships across the US. The Automotive Broadcasting Network is a subscription-based service providing high-quality, family-friendly entertainment programming from CBS not normally available during business hours, as well as clips and segments from CBS news and talk programs, to each dealer site.

•	HNS announced that it will provide advanced SPACEWAY 3 broadband satellite equipment and services to broadband provider Barrett Xplore Inc. of New Brunswick, Canada. The contract

•	includes satellite capacity on SPACEWAY 3, a gateway earth station, and remote terminals. Barrett Xplore will offer the broadband satellite services to the Canadian market under its Xplornet brand.

•
HNS announced the introduction of enhanced capabilities for its innovative HX System that facilitate Ku-band satellite delivery of mobile broadband services on vehicles, ships, trains, and planes. The new capabilities leverage the innovative and compact HX broadband satellite system to satisfy key mobility-specific requirements.

To summarize, Kaul said, “We are very pleased with our financial performance in the second quarter of 2008. Our consumer business continues to show strong growth, and the robust orders in previous quarters in the international business have started to yield strong revenue growth. Consumers are being added to SPACEWAY 3 as planned and we expect to see the margin expansion in the coming months. I am especially pleased with our new orders performance in the second quarter and the resulting strong backlog, which has strengthened our position for the periods ahead. We also raised $94 million of net proceeds from our equity offering in May 2008 and appreciate very much the faith and confidence that our new and existing shareholders have placed on us.”

Commenting on Hughes’ financial performance, Grant Barber, executive vice president and chief financial officer, said, “Our Adjusted EBITDA and EBITDA showed strong growth in the second quarter of 2008 over the second quarter of 2007. Hughes’ GAAP net income in the quarter was $1.8 million or $0.09 per share compared with $9.6 million or $0.50 per share on a fully diluted basis in the second quarter of 2007. The variance is primarily due to SPACEWAY 3 satellite and network construction costs being depreciated starting in the second quarter of 2008 with the launch of commercial service on SPACEWAY 3 in April 2008. This is in line with our expectations. The successful equity offering has strengthened our balance sheet and our consolidated cash and marketable securities improved to $191.1 million at June 30, 2008.”

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Hughes’ net income as determined under United States of America generally accepted accounting principles (GAAP), Adjusted Net Income, EBITDA, and Adjusted EBITDA.

Hughes Communications, Inc.
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2008	2007	2008	2007
Net income	$1,827	$9,632	$2,483	$12,572
Add:
Equity incentive plan compensation	1,390	1,005	2,461	2,022
Long-term cash incentive retention program	710	-	9,230	-
Adjusted net income	$3,927	$10,637	$14,174	$14,594

Net income	$1,827	$9,632	$2,483	$12,572
Add:
Equity incentive plan compensation	1,390	1,005	2,461	2,022
Interest expense	13,902	11,872	23,210	23,310
Income tax expense	1,195	164	1,835	684
Depreciation and amortization	19,405	10,981	30,115	22,524
Less:
Interest income	(867)	(2,888)	(2,330)	(5,966)
EBITDA	$36,852	$30,766	$57,774	$55,146
Add:
Long-term cash incentive retention program	710	-	9,230	-
Restructuring charge	-	60	-	1,237
Adjusted EBITDA	$37,562	$30,826	$67,004	$56,383

The following table reconciles the differences between HNS’ net income as determined under GAAP, EBITDA, and Adjusted EBITDA:

Hughes Network Systems, LLC
	Three Months		Six Months
	Ended June 30,		Ended June 30,
(Dollars in thousands)	2008	2007	2008	2007
Net income	$2,634	$11,178	$4,092	$15,486
Add:
Equity incentive plan compensation	1,240	767	2,165	1,294
Interest expense	13,902	11,870	23,210	23,308
Income tax expense (benefit)	1,184	(131)	1,813	389
Depreciation and amortization	19,405	10,981	30,115	22,524
Less:
Interest income	(547)	(2,744)	(1,903)	(5,666)
EBITDA	$37,818	$31,921	$59,492	$57,335

Add:
Long-term cash incentive retention program	710	-	9,230	-
Restructuring charge	-	60	-	1,237
Adjusted EBITDA	$38,528	$31,981	$68,722	$58,572

The financial statements of Hughes and HNS for the three and six months ended June 30, 2008 and June 30, 2007 are attached to this press release.

Note on Use of Non-GAAP Financial Measures

Hughes provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. This press release includes the following supplemental non-GAAP financial measures: Adjusted Net Income, EBITDA, and Adjusted EBITDA. Adjusted Net Income excludes from GAAP net income the effects of equity incentive plan compensation and the accrual of long-term cash incentive retention program, which was adopted in April 2005 in connection with the acquisition of HNS. EBITDA is defined as earnings

(loss) before interest, income taxes, depreciation, amortization and equity incentive plan compensation. Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain adjustments. We believe these non-GAAP financial measures provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. Internally, we use these non-GAAP measures in our review of the performance of management and in the performance of our business and operations. Management also uses Adjusted EBITDA of HNS for purposes of determining the payments to be made in connection with the long-term cash incentive retention program. Externally, we believe that investors may find this non-GAAP financial information useful in their assessment of our operating performance. In addition, we believe that these non-GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Adjusted EBITDA of HNS is also used in calculating covenant compliance under HNS' credit agreements and the indenture governing HNS’ 9½% Senior Notes due 2014.

Adjusted Net Income, EBITDA, and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP measures do not represent net income or cash flows from operations, as these terms are defined under GAAP, and should not be considered as alternatives to net income as an indicator of operating performance or to cash flows as a measure of liquidity. Additionally, these non-GAAP measures are not intended to be measures of cash flow available to management for discretionary use, as such measures do not consider certain cash requirements such as capital expenditures (including expenditures on VSAT operating lease hardware and capitalized software development costs), tax payments, debt service requirements
 (including VSAT operating lease hardware) and payments under the long-term cash incentive retention program. Adjusted Net Income, EBITDA, and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures reported by other companies. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

About Hughes Communications, Inc.
Hughes Communications, Inc. (NASDAQ: HUGH) is the 100 percent owner of Hughes Network Systems, LLC. Hughes is the global leader in providing broadband satellite networks and services for enterprises, governments, small businesses, and consumers. HughesNet encompasses all broadband solutions and managed services from Hughes, bridging the best of satellite and terrestrial technologies. Its broadband satellite products are based on global standards approved by the TIA, ETSI, and ITU standards organizations, including IPoS/DVB-S2, RSM-A, and GMR-1. To date, Hughes has shipped more than 1.5 million systems to customers in over 100 countries.

Headquartered outside Washington, DC, in Germantown, Maryland, USA, Hughes maintains sales and support offices worldwide. For more information, please visit www.hughes.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, discussions regarding industry outlook and Hughes’ expectations regarding the performance of its business, its future liquidity and capital resource needs, its strategic plans and objectives. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “plans” and similar expressions and the use of future dates are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, the following: risks related to Hughes’ substantial leverage and restrictions contained in its debt agreements, technological developments, its reliance on providers of satellite transponder capacity, changes in demand for Hughes’ services and products, competition, industry trends, regulatory changes, foreign currency exchange rate fluctuations, and other risks identified and discussed under the caption “Risk Factors” in Hughes’ Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 10, 2008 and in the other documents Hughes files with the Securities and Exchange Commission from time to time.

###

©2008 Hughes Communications, Inc. All rights reserved. Hughes, HughesNet, IPoS, and SPACEWAY are trademarks of Hughes Network Systems, LLC. DIRECTV and DIRECWAY are registered trademarks of The DIRECTV Group, Inc.

Contact Information	Attachments

Investor Relations Contact: Deepak V. Dutt,	Hughes Communications, Inc
Vice President, Treasurer and Investor Relations Officer	Condensed Consolidated Balance Sheets
Email: ddutt@hns.com	Condensed Consolidated Statements of Operations
Phone: 301-428-7010	Condensed Consolidated Statements of Cash Flows

Media Contact: Judy Blake,	Hughes Network Systems, LLC
Director, Marketing Communications	Condensed Consolidated Balance Sheets
Email: jblake@hns.com	Condensed Consolidated Statements of Operations
Phone: 301-601-7330	Condensed Consolidated Statements of Cash Flows

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$179,107	$134,092
Marketable securities	11,991	17,307
Receivables, net	197,569	209,943
Inventories	79,790	65,754
Prepaid expenses and other	35,260	43,720
Total current assets	503,717	470,816
Property, net	500,812	479,976
Capitalized software costs, net	49,995	47,582
Intangible assets, net	25,952	22,513
Goodwill	2,658	—
Other assets	120,015	108,950
Total assets	$1,203,149	$1,129,837
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$75,185	$72,440
Short-term debt	11,713	14,795
Accrued liabilities	163,748	177,932
Due to affiliates	1,258	12,621
Total current liabilities	251,904	277,788
Long-term debt	579,861	577,761
Other long-term liabilities	6,011	6,526
Total liabilities	837,776	862,075
Commitments and contingencies
Minority interests	5,489	5,401
Stockholders' Equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued and outstanding at June 30, 2008 and December 31, 2007	—	—
Common stock, $0.001 par value; 64,000,000 shares authorized; 21,356,409 shares and 19,195,972 shares issued and outstanding as of June 30, 2008 and December 31, 2007, respectively	21	19
Additional paid in capital	725,938	631,300
Accumulated deficit	(364,385)	(366,868)
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustments	3,233	3,305
Unrealized loss on hedging instruments	(5,052)	(5,482)
Unrealized gain on securities	129	87
Total stockholders' equity	359,884	262,361
Total liablities and stockholders' equity	$1,203,149	$1,129,837

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Services	$149,276	$129,373	$298,173	$249,147
Hardware sales	116,366	104,985	204,629	208,093
Total revenues	265,642	234,358	502,802	457,240
Operating costs and expenses:
Cost of services	101,694	86,940	195,911	167,174
Cost of hardware products sold	97,541	85,352	174,339	172,518
Selling, general and administrative	41,501	37,280	90,656	75,546
Research and development	7,176	4,218	13,252	8,342
Amortization of intangibles	1,667	1,535	3,275	3,071
Total operating costs and expenses	249,579	215,325	477,433	426,651
Operating income	16,063	19,033	25,369	30,589
Other income (expense):
Interest expense	(13,902)	(11,872)	(23,210)	(23,310)
Interest income	867	2,888	2,330	5,966
Other income, net	58	39	89	140
Income before income taxes expense; minority interests in net (earnings) losses of subsidiaries and equity in losses of unconsolidated affiliates	3,086	10,088	4,578	13,385
Income tax expense	(1,195)	(164)	(1,835)	(684)
Minority interests in net (earnings) losses of subsidiaries	(43)	(125)	(88)	158
Equity in losses of unconsolidated affiliates	(21)	(167)	(172)	(287)
Net income	$1,827	$9,632	$2,483	$12,572
Earnings per share:
Basic	$0.09	$0.51	$0.13	$0.67
Diluted	$0.09	$0.50	$0.13	$0.65
Shares used in computation of per share data:
Basic	19,676,925	18,862,337	19,272,277	18,852,783
Diluted	20,071,971	19,209,312	19,673,602	19,212,199

HUGHES COMMUNICATIONS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$2,483	$12,572
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	30,810	22,767
Equity plan compensation expense	2,461	2,022
Minority interests	88	(158)
Equity in losses from unconsolidated affiliates	172	287
Gain on disposal of assets	—	(285)
Deferred income taxes	—	(705)
Other	9	—
Change in other operating assets and liabilities, net of acquisitions:
Receivables, net	12,341	1,988
Inventories	(13,884)	817
Prepaid expenses and other	(7,620)	(4,273)
Accounts payable	4,577	9,148
Accrued liabilities and other	(17,672)	(11,606)
Net cash provided by operating activities	13,765	32,574
Cash flows from investing activities:
Change in restricted cash	(597)	406
Purchase of marketable securities	(2,070)	(5,679)
Proceed from sale of marketable securities	7,390	68,193
Expenditures for property	(43,842)	(119,383)
Proceeds from sale of property	63	716
Expenditures for capitalized software	(7,079)	(6,949)
Acquisitions of Helius, net	(10,540)	—
Additional equity investment in Hughes Systique Corporation	(1,500)	—
Long-term loan to Hughes Systique Corporation	(500)	—
Net cash used in investing activities	(58,675)	(62,696)
Cash flows from financing activities:
Net increase in notes and loans payable	661	358
Proceeds from equity offering	93,019	—
Proceeds from exercise of stock options	75	113
Long-term debt borrowings	2,099	115,662
Repayment of long-term debt	(8,895)	(13,226)
Debt issuance costs	—	(2,044)
Net cash provided by financing activities	86,959	100,863
Effect of exchange rate changes on cash and cash equivalents	2,966	(1,702)
Net increase in cash and cash equivalents	45,015	69,039
Cash and cash equivalents at beginning of the period	134,092	106,933
Cash and cash equivalents at end of the period	$179,107	$175,972

Supplemental cash flow information:
Cash paid for interest	$26,989	$26,005
Cash paid for income taxes	$1,733	$2,173

HUGHES NETWORK SYSTEMS
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$80,843	$129,227
Marketable securities	8,204	11,224
Receivables, net	197,445	209,731
Inventories	79,790	65,754
Prepaid expenses and other	34,238	42,131
Total current assets	400,520	458,067
Property, net	500,812	479,976
Capitalized software costs, net	49,995	47,582
Intangible assets, net	25,952	22,513
Goodwill	2,658	—
Other assets	113,224	103,870
Total assets	$1,093,161	$1,112,008
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$73,355	$69,497
Short-term debt	11,713	14,795
Accrued liabilities	163,112	177,136
Due to affiliates	1,591	13,473
Total current liabilities	249,771	274,901
Long-term debt	579,861	577,761
Other long-term liabilities	6,011	6,526
Total liabilities	835,643	859,188
Commitments and contingencies
Minority interests	5,420	5,350
Equity:
Class A membership interests	180,808	180,655
Class B membership interests	—	—
Retained earnings	72,995	68,903
Accumulated other comprehensive gain (loss):
Foreign currency translation adjustments	3,233	3,305
Unrealized loss on hedging instruments	(5,052)	(5,482)
Unrealized gains on securities	114	89
Total equity	252,098	247,470
Total liabilities and equity	$1,093,161	$1,112,008

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
Services	$149,124	$129,124	$297,881	$248,747
Hardware sales	116,366	104,985	204,629	208,093
Total revenues	265,490	234,109	502,510	456,840
Operating costs and expenses:
Cost of services	101,684	86,926	195,887	167,132
Cost of hardware products sold	97,541	85,352	174,339	172,518
Selling, general and administrative	40,273	35,835	88,564	72,534
Research and development	7,176	4,218	13,252	8,342
Amortization of intangibles	1,667	1,535	3,275	3,071
Total operating costs and expenses	248,341	213,866	475,317	423,597
Operating income	17,149	20,243	27,193	33,243
Other income (expense):
Interest expense	(13,902)	(11,870)	(23,210)	(23,308)
Interest income	547	2,744	1,903	5,666
Other income, net	58	39	89	91
Income before income tax (expense) benefit and minority interests in net (earnings) losses of subsidiaries	3,852	11,156	5,975	15,692
Income tax (expense) benefit	(1,184)	131	(1,813)	(389)
Minority interests in net (earnings) losses of subsidiaries	(34)	(109)	(70)	183
Net income	$2,634	$11,178	$4,092	$15,486

HUGHES NETWORK SYSTEMS
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2008	2007
Cash flows from operating activities:
Net income	$4,092	$15,486
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	30,810	22,767
Equity plan compensation expense	153	160
Minority interests	70	(183)
Gain on disposal of assets	—	(285)
Other	5	—
Change in other operating assets and liabilities, net of acquisition:
Receivables, net	12,253	2,004
Inventories	(13,884)	817
Prepaid expenses and other	(8,293)	(5,526)
Accounts payable	5,690	9,579
Accrued liabilities and other	(17,116)	(11,883)
Net cash provided by operating activities	13,780	32,936
Cash flows from investing activities:
Change in restricted cash	(597)	406
Proceed from sale of marketable investments	3,000	65,649
Expenditures for property	(43,842)	(119,383)
Expenditures for capitalized software	(7,079)	(6,949)
Proceeds from sale of property	63	716
Acquisition of Helius, Inc.	(10,540)	—
Net cash used in investing activities	(58,995)	(59,561)
Cash flows from financing activities:
Net increase in notes and loans payable	661	358
Long-term debt borrowings	2,099	115,662
Repayment of long-term debt	(8,895)	(13,226)
Debt issuance costs	—	(2,044)
Net cash (used in) provided by financing activities	(6,135)	100,750
Effect of exchange rate changes on cash and cash equivalents	2,966	(1,702)
Net (decrease) increase in cash and cash equivalents	(48,384)	72,423
Cash and cash equivalents at beginning of the period	129,227	99,098
Cash and cash equivalents at end of the period	$80,843	$171,521

Supplemental cash flow information:
Cash paid for interest	$26,989	$26,003
Cash paid for income taxes	$1,711	$2,172